SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 16, 2003
                        (Date of earliest event reported)

Commission        Registrant; State of Incorporation;          I.R.S. Employer
File Number          Address; and Telephone Number           Identification No.

  1-3525       AMERICAN ELECTRIC POWER COMPANY, INC.               13-4922640
               (A New York Corporation)
               1 Riverside Plaza
               Columbus, Ohio 43215
               Telephone (614) 716-1000


Item 7.     Financial Statements and Exhibits.

      The Exhibit Index on page 3 is incorporated herein by reference.

Item 9.     Regulation FD Disclosure.

      The information, including the exhibit attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

      Attached and incorporated herein by reference as Exhibit 99 is a copy of the press release of American Electric Power Company, Inc. regarding the election of Michael G. Morris as President and Chief Executive Officer, dated December 16, 2003.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           AMERICAN ELECTRIC POWER COMPANY, INC.

                           By:/s/ Thomas G. Berkemeyer
                           Name: Thomas G. Berkemeyer
                           Title: Assistant Secretary


December 16, 2003


                                  EXHIBIT INDEX

Exhibit No.      Description

   99 Press Release issued by American Electric Power Company, Inc., dated December 16, 2003.



FOR FURTHER INFORMATION CONTACT

Media:      Melissa McHenry
            Manager, Corporate Media Relations
            614/716-1120

Analysts:   Bette Jo Rozsa
            Managing Director, Investor Relations
            614/716-2840


FOR IMMEDIATE RELEASE

AEP BOARD ELECTS MICHAEL G. MORRIS PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN ELECT

COLUMBUS, Dec. 16, 2003 -- American Electric Power's (NYSE: AEP) Board of Directors has elected Michael G. Morris to succeed E. Linn Draper Jr. as president and chief executive officer effective Jan. 1, 2004. Morris will also succeed Draper as AEP chairman upon Draper's retirement from that position on or before April 27, 2004, the scheduled date of the company's annual meeting of shareholders.

      Morris, 57, will join AEP from Northeast Utilities System, where he has been chairman, president and chief executive officer since 1997. His selection caps a search process that began when Draper announced in April 2003 that he intended to retire in 2004.

      "I'm very excited to have the opportunity to lead AEP, a company with great talent and strength and even greater potential," Morris said. "In the coming months, I will be assessing how best to build upon AEP's rich tradition to achieve great things for our customers, investors, employees and the states wherein we do business."

      Lester A. Hudson Jr., presiding director of AEP's board, said that Morris' strong leadership qualities and knowledge of the energy industry make him an excellent choice to lead AEP. "The Board of Directors has every confidence that Mike Morris is the ideal candidate to continue AEP's focus on utility operations while strengthening the balance sheet and developing a strategy to take the company to new levels of success."

      Hudson acknowledged the efforts of the Human Resources Committee of the Board of Directors in conducting a successful and timely search. The executive search firm of Russell Reynolds assisted the committee.

      Draper said that Morris' character and stature in the energy industry have distinguished him among his peers. "I have had the pleasure of knowing and working with Mike Morris for many years," Draper said. "He's extremely well-suited to make the most of the opportunities ahead for AEP."

      Before joining Northeast Utilities, Morris was president and chief executive officer of Consumers Energy, the principal subsidiary of CMS Energy, and president of CMS Marketing, Services and Trading. Previously, Morris served as president of Colorado Interstate Gas Co. (CIG) and as executive vice president of marketing, transportation and gas supply for ANR Pipeline Co., both of which are subsidiaries of El Paso Energy. Morris also founded and served as president of ANR Gathering Co., one of the first gas marketing companies in the United States.

      Morris serves on the U.S. Department of Energy's Electricity Advisory Board, the National Governors Association's Task Force on Electricity Infrastructure, and the Connecticut Governor's Council on Economic Competitiveness & Technology. He is a trustee of the Bushnell Overseers and the Board of Regents of Eastern Michigan University. He is also a director of St. Francis Care Inc., Nuclear Electric Insurance Limited, American Gas Association, Spinnaker Exploration, Flint Ink Corp., Webster Financial Corp. and Cincinnati Bell. He is second vice chair for the Edison Electric Institute, and past chairman of the Board of the Connecticut Business & Industry Association.

      Morris was born in Fremont, Ohio, and graduated from Eastern Michigan University with both bachelor's and master's degrees in science. He was appointed to the Board of Regents at the university in February 1997. In 1995 he received the university's Distinguished Alumnus Award. While an undergraduate, Morris served as president of the Delta Sigma Phi Fraternity. During his graduate years, he was commander of the ROTC Brigade. After he graduated in 1973, he worked in the environmental department of Commonwealth Associates, where he prepared environmental impact statements for electric utility transmission lines, natural gas and oil pipelines and power plants.

      Morris received a law degree, cum laude, from the Detroit College of Law and is a member of the Michigan Bar Association. He is a past member of the Board of the Detroit College of Law, the Institute of Gas Technology, Eastern Michigan University Foundation, the Olivet College Leadership Advisory Council, and the Library of the Michigan Foundation.

      Morris and his wife, Linda, have been married for 33 years and have two sons. Ryan, 24, is a graduate of the University of Colorado, where Justin, 21, is in his third year. They reside in Essex, Conn.

                          WEBCAST OF CONFERENCE CALLS

American Electric Power has scheduled conference call discussions with Mike Morris for analysts and media. The call for analysts will begin at 10:30 a.m., EST. The media call will begin at 1 p.m., EST. Both calls will be broadcast live over the Internet, with audio available for the analysts' call at http://www.firstcallevents.com/service/ajwz394990012gf12.html. Audio for the media call will be available at http://www.aep.com/go/webcasts.

The calls will be archived on http://www.aep.com for use by those unable to listen during the live webcasts.

Minimum requirements to listen to the broadcasts: The Windows Media Player soft-ware, free fromhttp://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8Kbps connection to the Internet.

American Electric Power owns and operates more than 42,000 megawatts of generating capacity in the United States and select international markets and is the largest electricity generator in the U.S. AEP is also one of the largest electric utilities in the United States, with almost 5 million customers linked to AEP's 11-state electricity transmission and distribution grid. The company is based in Columbus, Ohio.

The comments set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and its registrant subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; abnormal weather conditions; available sources and costs of fuels; availability of generating capacity; the speed and degree to which competition is introduced to the company's service territories; the ability to recover stranded costs in connection with deregulation; new legislation and government regulation including requirements for reduced emissions of sulfur, nitrogen, carbon and other substances; pending and future rate cases and negotiations; oversight and/or investigation of the energy sector or its participants; the company's ability to successfully control costs; the success of disposing of existing investments that no longer match the company's corporate profile; international and country-specific developments affecting foreign investments including the disposition of any current foreign investments; the economic climate and growth in the company's service territory and changes in market demand and demographic patterns; inflationary trends; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension plan; electricity and gas market prices; interest rates; liquidity in the banking, capital and wholesale power markets; actions of rating agencies; changes in technology, including the increased use of distributed generation within the company's transmission and distribution service territory; and other risks and unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events.
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